Exhibit 99.1
Energy West, Incorporated Announces
New Holding Company Structure and Name “Energy, Inc.”
Great Falls, Montana and Mentor, Ohio, August 3, 2009, Energy West, Incorporated (“Energy West”) today announced that it has completed a reorganization to implement a holding company structure. The purpose of the reorganization is to provide the flexibility to make future acquisitions through subsidiaries of the holding company rather than Energy West or its subsidiaries. The business operations of the company will not change as a result of the reorganization.
As a result of the reorganization, stockholders of Energy West now hold shares representing stock of the new holding company, Energy, Inc., a Montana corporation, and Energy, Inc. now owns 100 percent of the previously publicly held Energy West. Outstanding shares of stock of Energy West were automatically converted, on a share for share basis, into identical shares of common stock of the new holding company. The stock (formerly NasdaqGM: EWST) will continue to trade on the Nasdaq Global Market, but under the new trading symbol “EGAS.”
Under Montana law, the reorganization was structured in a manner that did not require action by Energy West’s shareholders, whose rights, privileges and interests will remain the same with respect to the new holding company. The change to the holding company structure was tax free to the company’s shareholders. The by-laws, executive officers and board of directors of the company will remain the same.
“Over the past three years, we have had considerable success in expanding geographically and growing our customer base through acquisitions,” said Richard M. Osborne, chairman and chief executive officer of Energy, Inc. “We intend to continue this strategy, and our new holding company structure will allow us to complete acquisitions even more efficiently, which will help us to increase shareholder value in the short and long term.”
About Energy, Inc.
Energy, Inc., is the parent company of Energy West, Incorporated, which distributes and sells natural gas to end-use residential, commercial, and industrial customers. It distributes approximately 26 billion cubic feet of natural gas to approximately 37,000 customers through regulated utilities operating in Montana, Wyoming, North Carolina and Maine. The company markets approximately 2.3 billion cubic feet of natural gas to commercial and industrial customers in Montana and Wyoming on an unregulated basis. The company also has a majority ownership interest in 160 natural gas producing wells and gas gathering assets. In addition, the company owns the Shoshone interstate and the Glacier gathering pipelines located in Montana and Wyoming. The company’s Montana public utility was originally incorporated in 1909 and is headquartered in Great Falls, Montana.
Safe Harbor Regarding Forward-Looking Statements
The company is including the following cautionary statement in this release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform

Act of 1995 for any forward-looking statements made by, or on behalf of, Energy, Inc. Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those that are identified by the use of the words “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “believes” and similar expressions. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Factors that may affect forward-looking statements and the company’s business generally include but are not limited to the company’s continued ability to make dividend payments, the company’s ability to implement its business plan, fluctuating energy commodity prices, the possibility that regulators may not permit the company to pass through all of its increased costs to its customers, changes in the utility regulatory environment, wholesale and retail competition, weather conditions, litigation risks, risks associated with contracts accounted for as derivatives and various other matters, many of which are beyond the company’s control, the risk factors and cautionary statements made in the company’s public filings with the Securities and Exchange Commission, and other factors that the company is currently unable to identify or quantify, but may exist in the future. Energy, Inc. expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in Energy, Inc.’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
For additional information about Energy, Inc., please contact: Kevin J. Degenstein, President and Chief Operating Officer, at (406) 791-7500.
The company’s toll-free number is (800) 570-5688. The company’s address is 1 First Avenue South, Great Falls, Montana 59401 and its website is www.ewst.com.